UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

On February 13, 2013, PVH Corp. (“PVH”) completed its previously-announced acquisition of The Warnaco Group, Inc. (“Warnaco”).  Pursuant to the Agreement and Plan of Merger, dated as of October 29, 2012 (the “Merger Agreement”), among Warnaco, PVH and Wand Acquisition Corp., a wholly owned subsidiary of PVH (“Merger Sub”), at the Effective Time (as defined in the Merger Agreement), Merger Sub merged with and into Warnaco, with Warnaco continuing as the surviving company and a wholly owned subsidiary of PVH (the “Merger”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of common stock, par value $0.01 per share, of Warnaco (“Warnaco Common Stock”) (other than shares held by Warnaco, PVH, Merger Sub, their respective subsidiaries or holders who properly exercise dissenters’ rights) was converted into the right to receive (i) 0.1822 of a share of PVH Common Stock, par value $1.00 per share (“PVH Common Stock”), and (ii) $51.75 in cash (collectively, the “Merger Consideration”).  Warnaco stock options and other time-based equity awards were converted upon completion of the Merger into stock options to acquire PVH Common Stock and equity awards of or relating to PVH Common Stock (in each case, based on the stock exchange ratio and a formula which converted the cash portion of the Merger Consideration into PVH stock options or equity awards, as applicable) and Warnaco performance-based equity awards vested upon completion of the Merger based on actual performance (for completed performance periods) or target performance (for performance periods that were not completed) and converted into the right to receive Merger Consideration in respect of the vested number of shares or units.

As a result of the Merger, PVH is delivering approximately $2.2 billion of cash and approximately 7.7 million shares of PVH Common Stock to Warnaco stockholders in the aggregate.  Prior to the opening of trading on February 14, 2013, Warnaco Common Stock, which previously traded under the symbol “WRC,” ceased to be traded on the New York Stock Exchange (the “NYSE”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by Warnaco on November 2, 2012 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 13, 2013, the Warnaco entities that are Borrowers (as defined in the following agreements) under each of the following agreements repaid all outstanding obligations and terminated all applicable commitments under such agreements and the Agents and Lenders (as defined in the following agreements) under each of the following agreements released and terminated all liens, security interests and pledges securing the obligations under such agreements:

(a)
Term Loan Agreement, dated as of June 17, 2011, among Warnaco Inc., Calvin Klein Jeanswear Company, Warnaco Swimwear Products Inc., Warnaco, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Term Loan Agreement”);

(b)
Credit Agreement, dated as of August 26, 2008 (as amended June 17, 2011 and November 11, 2011), among Warnaco Inc., Warnaco, the lenders and issuers party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “U.S. Credit Agreement”); and

(c)
Credit Agreement, dated as of August 26, 2008 (as amended on June 17, 2011 and November 11, 2011), among Warnaco of Canada Company, Warnaco, the lenders and issuers party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “Canadian Credit Agreement”).

As of February 13, 2013 (prior to giving effect to the repayments described above), (i) the aggregate principal amount outstanding under the Term Loan Agreement was $197 million; (ii) there were no principal amounts outstanding under the U.S. Credit Agreement; and (iii) there were no principal amounts outstanding under the Canadian Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introduction is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2013, in connection with the completion of the Merger, Warnaco notified the NYSE that trading in Warnaco Common Stock should be suspended and the listing of Warnaco Common Stock on the NYSE should be removed, in each case prior to market open on February 14, 2013.  In addition, Warnaco requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister Warnaco Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  Warnaco intends to file with the SEC a Form 15 requesting that the reporting obligations of Warnaco with respect to Warnaco Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introduction is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, Warnaco became a wholly owned subsidiary of PVH and, accordingly, a change in control of Warnaco occurred.  The disclosure set forth in the Introduction is incorporated herein by reference.

The cash component of the Merger Consideration was funded from (i) borrowings under the Credit and Guaranty Agreement, dated as of February 13, 2013, by and among PVH, certain of its subsidiaries and the lenders and agents party thereto and (ii) proceeds from PVH’s issuance and sale of $700 million of senior unsecured notes on December 20, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and at the Effective Time of, the Merger, (i) each of the nine directors of Warnaco (David A. Bell, Robert A. Bowman, Richard Karl Goeltz, Sheila A. Hopkins, Helen McCluskey, Charles R. Perrin, Nancy A. Reardon, Donald L. Seeley and Cheryl Nido Turpin) ceased to be directors of Warnaco; and (ii) each of the three directors of Merger Sub (Emanuel Chirico, Michael A. Shaffer and Mark D. Fischer) became directors of Warnaco.

Also in connection with, and at the Effective Time of, the Merger, (i) each of the executive officers of Warnaco, including the following named executive officers, ceased to be officers of Warnaco;

Name	Title
Helen McCluskey	President and Chief Executive Officer (Principal Executive Officer and Principal Operating Officer)
Lawrence R. Rutkowski	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dwight Meyer	President — Global Sourcing, Distribution and Logistics

and (ii) each of the following officers of Merger Sub became officers of Warnaco, holding the office(s) indicated opposite each such officer’s name.

Name	Title
Emanuel Chirico
President (Principal Executive Officer)

Emanuel Chirico, 54, joined PVH as Vice President and Controller in 1993.  Mr. Chirico was named Executive Vice President and Chief Financial Officer in 1999, President and Chief Operating Officer in 2005, Chief Executive Officer in February 2006, and Chairman of the Board in June 2007.

Michael A. Shaffer
Executive Vice President (Principal Financial and Operating Officer)

Michael A. Shaffer, 49, has been employed by PVH since 1990.  Mr. Schaffer served as Senior Vice President, Retail Operations immediately prior to being named Executive Vice President, Finance in 2005.  Mr. Shaffer was named Executive Vice President and Chief Financial Officer in March 2006 and Executive Vice President and Chief Operating & Financial Officer in February 2012.

Bruce Goldstein
Senior Vice President (Principal Accounting Officer)

Bruce Goldstein, 51, joined PVH in 1990 as the Director of Corporate Accounting.  Mr. Goldstein was named Assistant Tax Director in 1995, Group Controller in 1997, Assistant Corporate
Controller in 2003 and Senior Vice President and Corporate Controller in 2006.Bruce joined PVH in 1990 as the Director of Corporate Accounting. In 1995, he was promoted to Assistant Tax Director. Shortly thereafter, in 1997, he became group controller until 2003 when he was named Assistant Corporate Controller.Bruce joined PVH in 1990 as the Director of Corporate Accounting. In 1995, he was promoted to Assistant Tax Director. Shortly thereafter, in 1997, he became group controller until 2003 when he was named Assistant Corporate Controller.Bruce joined PVH in 1990 as the Director of Corporate Accounting. In 1995, he was promoted to Assistant Tax Director. Shortly thereafter, in 1997, he became group controller until 2003 when he was named Assistant Corporate Controller.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with, and at the Effective Time of, the Merger, the Amended and Restated Certificate of Incorporation of Warnaco was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, except that references to the name of Merger Sub were replaced by references to the name of Warnaco (the “Certificate of Incorporation of Warnaco”).  Also in connection with, and at the Effective Time of, the Merger, the Third Amended and Restated Bylaws of Warnaco were amended and restated in their entirety to be identical to the bylaws of Merger Sub, except that references to the name of Merger Sub were replaced by references to the name of Warnaco (the “Bylaws of Warnaco”).

Copies of the Certificate of Incorporation of Warnaco and the Bylaws of Warnaco are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 13, 2013, Warnaco held a special meeting of Warnaco stockholders for the purpose of considering and voting on the proposals described in greater detail in Warnaco’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 15, 2013.  Holders of 33,436,733 shares of Warnaco common stock, representing approximately 79% of the shares of Warnaco common stock outstanding and entitled to vote as of January 14, 2013, the record date for the special meeting, were present in person or represented by proxy at the special meeting.  A summary of the voting results on each of the proposals submitted to a vote of Warnaco’s stockholders at the special meeting is set forth below:

Proposal 1: Adoption of the Merger Agreement

Warnaco’s stockholders adopted the Merger Agreement.  The tabulation of votes on this proposal was as follows:

For	Against	Abstentions
33,415,025	19,195	2,513

Proposal 2: Non-Binding, Advisory Resolution on Merger-Related Compensation for Named Executive Officers

Warnaco’s stockholders approved, on a (non-binding) advisory basis, the compensation to be paid to Warnaco’s named executive officers that is based on or otherwise relates to the Merger.  The tabulation of votes for this proposal was as follows:

For	Against	Abstentions
29,826,130	2,547,634	1,062,969

Proposal 3: Adjournment of the Special Meeting

Warnaco’s stockholders approved the proposal to adjourn the special meeting if necessary or appropriate in the view of the Warnaco board of directors to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there were not sufficient votes at the time of such adjournment to adopt the Merger Agreement.  The tabulation of votes for this proposal was as follows:

For	Against	Abstentions
30,931,586	2,500,839	6,293

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of The Warnaco Group, Inc.

3.2	Bylaws of The Warnaco Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: February 13, 2013	By:	/s/ Mark D. Fischer
		Name:	Mark D. Fischer
		Title:	Senior Vice President

 EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of The Warnaco Group, Inc.

3.2	Bylaws of The Warnaco Group, Inc.